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                                  December 23, 2004




The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

                  Re:      The Victory Portfolios
                           Post-Effective Amendment No. 73
                           File Nos. 33-8982; 811-4852
                           ---------------------------------

Gentlemen:

      We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 73 to Registration Statement No. 33-8982 and to the incorporation by reference of our opinion dated February 27, 2004 as an exhibit to this Amendment.

                                         Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP


                                         Kramer Levin Naftalis & Frankel LLP